Exhibit 24.6

John Deere Receivables LLC

P.O. Box 5328

Madison, Wisconsin 53705-0328

June 4, 2025

I, Stephen T. Hamborg, am Director, President and Treasurer of John Deere Receivables LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on December 18, 2024, and such resolutions have not been amended, rescinded or otherwise modified.

By:	/s/ Stephen T. Hamborg
Name:	Stephen T. Hamborg
Title:	Director, President and Treasurer

The undersigned does hereby certify that (i) he is a duly elected, qualified and acting Secretary of the Company, and (ii) Stephen T. Hamborg is the duly elected, qualified and acting Director, President and Treasurer of the Company, and has set forth his true and customary signature above.

EXECUTED as of June 4, 2025

By:	/s/ Edward R. Berk
Name:	Edward R. Berk
Title:	Secretary

NOW THEREFORE, IT IS RESOLVED, that:

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2.             The officers of the Company are each authorized to take all action considered necessary or advisable to register the offer and sale of Securities with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and to comply with such Act and the rules and regulations promulgated thereunder, including the preparation, execution and filing of one or more registration statements with the Commission, if in the opinion of counsel such registration is required. Securities registered under Registration Statement No. 333-264978 and not previously sold may be consolidated in such registration statement or statements.

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3.             Each officer or director who is required or entitled to execute any such registration statement or statements (whether in the name and on behalf of the Company, or as an officer or director of the Company, or both) be, and each of them hereby is, authorized and empowered to execute and deliver on behalf of the Company a power of attorney appointing Stephen Hamborg, Larry J. Gant and Edward R. Berk or any one of them, to act as attorneys-in-fact (a) to execute (individually and in each capacity in which such officer or director is required or entitled to execute such registration statement or statements, including in the name of and on behalf of the Company) such registration statement or statements and any and all amendments (including post-effective amendments) thereto, which amendments may make such changes as the attorney-in-fact acting in the premises deems appropriate, and (b) to cause the registration statement or statements and any such amendment or amendments thereto, so executed, to be filed with the Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys or any of them may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

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